Exhibit 10.4

MEDIFAST, INC.

2012 SHARE INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION

Medifast, Inc. (the “Company”) has granted you a Non-Qualified Stock Option (the “Option”) under the Medifast, Inc. 2012 Share Incentive Plan (the “Plan”). The terms of the grant are set forth in the Non-Qualified Stock Option Award Agreement provided to you (the “Agreement”). The following provides a summary of the key terms of the grant; however, you should read the entire Agreement, along with the terms of the Plan, to fully understand the grant.

SUMMARY OF NON-QUALIFIED STOCK OPTION AWARD

Participant:	[___________________]

Date of Grant:	[ ],[ ]

Vesting Schedule:	[________]

Exercise Price Per Share:	$[________]

Total Number of Options Granted:	[ ]

Term/Expiration Date:	[______] Years ([____________],[______])

The above is a summary description of certain provisions of the Agreement and is not intended to be complete. In the event any aspect of this summary conflicts with the terms of the Agreement, the terms of the Agreement shall govern.

MEDIFAST, INC.

2012 SHARE INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

This NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (the “Agreement”), dated as of [_____________],[______] (the Date of Grant”), is delivered by Medifast, Inc. (the “Company”) to [________________] (the “Participant”).

RECITALS

A.           The Medifast, Inc. 2012 Share Incentive Plan (the “Plan”) provides for the grant of options to purchase shares of common stock of the Company. The Company has decided to make a stock option award as an inducement for the Participant to promote the best interests of the Company and its stockholders.

B.           The Plan is administered and interpreted by the Compensation Committee of the Board of Directors of the Company (the “Board”) (or a subcommittee thereof), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan (the “Committee”). The Committee may delegate authority to one or more subcommittees as it deems appropriate. If a subcommittee is appointed, all references in this Agreement to the “Committee” shall be deemed to refer to the committee.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.          Grant of Option. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Participant a Non-Qualified Stock Option (the “Option”) to purchase [_____] shares of common stock of the Company (“Shares”) at an exercise price of $[____] per Share.

The Option shall become vested and exercisable according to Paragraph 2 below.

2.          Vesting. The Option shall become vested and exercisable, according to the following vesting schedule, if the Participant continues to be employed by, or provide service to, the Company from the Date of Grant until the applicable vesting date:

Vesting Date	# of Option Vested
[ ],[ ]	[ ]

The vesting of the Option shall be cumulative, but shall not exceed 100% of the shares subject to the Option granted above. If the foregoing schedule would produce fractional shares, the portion of the Option that vests shall be rounded down to the nearest whole share.

3.          Term of Option.

(a)          The Option shall have a term of 10 years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

(b)          Unless a later termination date is provided for in a Company-sponsored plan, policy or arrangement, or any agreement to which the Company is a party, the Option shall automatically terminate upon the happening of the first of the following events:

(i)          The expiration of the 10 year term from the date of grant;

(ii)         The expiration of the one (1) year period after the Participant ceases to be employed by, or provide service to, the Company on account of the Participant’s death or Disability; or

(iii)        The date on which the Participant ceases to be employed by, or provide services to, the Company on account of a termination by the Company for Cause. In addition, notwithstanding the prior provisions of this Paragraph 3, if the Company determines that the Participant has engaged in conduct that constitutes Cause at any time while the Participant is employed by, or providing services to, the Company or after the Participant’s termination of employment or services, the Option shall terminate as of the date on which such Cause first occurred.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the tenth anniversary of the Date of Grant. Any portion of the Option that is not vested and exercisable at the time the Participant ceases to be employed by, or provide service to, the Company shall immediately terminate.

(c)          For the purposes of this Agreement, the following terms shall have the meanings set forth below:

(i)          “Disability” shall mean a Participant’s becoming disabled within the meaning of the Company’s long-term disability plan applicable to the Participant, or as otherwise determined by the Committee.

(ii)         “Cause” shall mean, except to the extent specified otherwise by the Committee or as defined in any other agreement between the Participant and the Company, a finding by the Committee that the Participant has (i) been convicted of a felony or crime involving moral turpitude; (ii) engaged in willful and continued negligence in the performance of the duties assigned to the Participant by the Company, after the Participant has received notice of and failed to cure such negligence; or (iii) breached any written confidentiality, noncompetition or nonsolicitation agreement between the Participant and the Company.

4.          Exercise Procedures

(a)          Subject to the provisions of Paragraphs 2 and 3 above, the Participant may exercise part or all of the vested Option by giving the Company written notice of intent to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised. At such time as the Committee shall determine, the Participant shall pay the exercise price (i) in cash, or (ii) by such other method as the Company may approve. The Company may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.

(b)          The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Company, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.

(c)          All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Committee approval, the Participant may elect to satisfy any tax withholding obligation of the Company with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

5.          Change in Control. The provisions of the Plan applicable to a Change in Control or other corporate transaction (as described in Sections 8 and 9 of the Plan) shall apply to the Option.

6.          Restrictions on Exercise. Except as the Company may otherwise permit pursuant to the Plan, only the Participant may exercise the Option during the Participant’s lifetime and, after the Participant’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Participant, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is vested and exercisable pursuant to this Agreement.

7.          Adjustments. The provisions of the Plan applicable to Adjustments (as described in Section 4 of the Plan) shall apply to the Option.

8.          Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) changes in capitalization of the Company and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

9.          No Employment or Other Rights. The grant of the Option shall not confer upon the Participant any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Participant’s employment or service at any time. The right of the Company to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.

10.         No Shareholder Rights. Neither the Participant, nor any person entitled to exercise the Participant’s rights in the event of the Participant’s death, shall have any of the rights and privileges of a shareholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

11.         Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Participant, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.

12.         Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

13.         Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of the Committee, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

Medifast, Inc.

By:

Name:

Title:

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

Participant:

Date:

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